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                                                                     EXHIBIT 3.2

                              BYLAWS OF GR-CANADA

                                  BY-LAWS NO. 1

  A BY-LAW RELATING GENERALLY TO THE TRANSACTION OF THE BUSINESS AND AFFAIRS OF


                                GOLD RESERVE INC.













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                                    CONTENTS


ONE                          INTERPRETATION

TWO                          BUSINESS OF THE CORPORATION

THREE                        BORROWING AND SECURITY

FOUR                         DIRECTORS

FIVE                         COMMITTEES

SIX                          OFFICERS

SEVEN                        CONFLICT OF INTEREST AND PROTECTION OF
                             DIRECTORS, OFFICERS AND OTHERS

EIGHT                        SHARES

NINE                         DIVIDENDS AND RIGHTS

TEN                          MEETINGS OF SHAREHOLDERS

ELEVEN                       DIVISIONS AND DEPARTMENTS

TWELVE                       INFORMATION AVAILABLE TO SHAREHOLDERS

THIRTEEN                     NOTICES

FOURTEEN                     EFFECTIVE DATE AND REPEAL






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          BE IT ENACTED AND IT IS HEREBY ENACTED AS BY-LAW NUMBER 1 OF

                                GOLD RESERVE INC.

               (hereinafter called the "Corporation") as follows:


1.01              DEFINITIONS

                  In the by-laws of the Corporation, unless the context otherwise requires:

                  "Act" means the Business Corporations Act of the Yukon Territory and any statute that may be substituted therefor, as from time to time amended;

                  "appoint" includes "elect" and vice versa;

                  "Articles" means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

                  "board" means the board of Directors of the Corporation;

                  "by-laws" mean this by-law and all other by-laws of the Corporation from time to time in force and effect;

                  "meeting of the Shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

                  "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

                  "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act Yukon Territory;

                  "ordinary resolution" means a resolution passed by a majority of the votes cast by the shareholders who voted, either in person or by proxy, in respect of the resolution;

                  "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

                  "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by paragraph 2.03 or by a resolution passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Act have the same meaning when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders, and words importing persons include individuals, bodies corporate, partnerships, trust and unincorporated organizations.


                                   SECTION TWO
                           BUSINESS OF THE CORPORATION

2.01              REGISTERED OFFICE, RECORDS OFFICE AND ADDRESS FOR SERVICE

                  Until changed in accordance with the Act, the registered office of the Corporation, the designated records office (if separate from the registered office) of the Corporation and the post office box (if any) designated as the address for service upon the Corporation by mail shall initially be at the address or addresses in the Yukon Territory specified in the notice thereof filed with the Articles and thereafter as the board may from time to time determine.


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2.02              FINANCIAL YEAR

                  The financial year of the Corporation shall end on such date in each year as the board may from time to time by resolution determine.

2.03              EXECUTION OF INSTRUMENTS

                  Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by at least one person holding the office of chairman of the board, managing director, officer, president, vice president, director, chief financial officer, secretary, treasurer, assistant secretary or assistant treasurer or any other office created by these by-laws or by resolution of the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instrument may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.04              BANKING ARRANGEMENTS

                  The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.05              VOTING RIGHTS IN OTHER BODIES CORPORATE

                  The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board, or failing the board, the signing officers of the Corporation, may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                  SECTION THREE
                        BORROWING AND SECURITY; RESERVES


3.01              BORROWING POWER

                  Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

                  (a) borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

                  (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, for such sums and at such prices as may be deemed expedient;

                  (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any past, present or future indebtedness, liability or obligation of the Corporation, present or future; and

                  (d) delegate to a committee of the board, a director or an officer of the Corporation all or any of the powers conferred aforesaid or by the Act to such extent and in such manner as the directors may determine.


Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.


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3.02              RESERVES

                  There may be created by the board out of funds of the Corporation legally available therefor such reserve or reserves as the board from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board shall consider beneficial to the Corporation, and the board may modify or abolish any such reserve in its discretion.

                                  SECTION FOUR
                                    DIRECTORS


4.01              NUMBER OF DIRECTORS AND QUORUM

                  Until changed in accordance with the Act, the board shall consist of not fewer than the minimum and not more than the maximum number of directors provided in the Articles. Subject to paragraph 4.09, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors.

4.02              QUALIFICATION

                  No person shall be qualified for election as a director if he is less than nineteen years of age; if he is a minor as defined in the Age of Majority Act (Yukon Territory); if he is a mentally disordered person as defined in the Mental Health Act (Yukon Territory); if he has been found to be a person of unsound mind by a court elsewhere than in the Yukon Territory; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder.

4.03              CONSENT TO ACT

                  A person who is elected or appointed a director is not a director unless:

         (a) he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

         (b) if he was not present at the meeting when he was elected or appointed, he consented to act as director in writing before his election or appointment or within 10 days after it, or he has acted as a director pursuant to the election or appointment.

4.04              ELECTION AND TERM

                  Subject to the Articles and the Act, shareholders of the Corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term not expiring later than the close of the next annual meeting of shareholders following the election. At each annual meeting of shareholders, all directors whose term of office has expired or then expires shall retire but, if qualified, shall be eligible for re-election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Notwithstanding the foregoing, if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected. The number of directors to be elected at any such meeting shall be the number of directors whose term of office has expired or expires unless the directors or the shareholders otherwise determine. It is not necessary that all of the directors elected at a meeting of shareholders hold office for the same term. If the Articles so provide, the directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

4.05              REMOVAL OF DIRECTORS

                  Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting remove any director or directors from office, and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.





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4.06              VACATION OF OFFICE

                  A director ceases to hold office when: he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation; or if a time is specified in such resignation, at the time so specified, whichever is later.

4.07              VACANCIES

                  Subject to the Act, a quorum of the board may fill a vacancy in the board. In the absence of a quorum of the board, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

4.08              ACTION BY THE BOARD

                  The board shall manage the business and affairs of the Corporation. Where there is a vacancy in the board, a quorum of directors may exercise all the powers of the board.

4.09              MEETING BY TELEPHONE

                  A director may participate in a meeting of the board or of a committee of the board by means of telephone or other communications facilities that permit all persons participating in the meeting to hear each other, and a director participating in a meeting by those means is deemed to be present at the meeting.

4.10              CALLING OF MEETINGS

                  Meetings of the board shall be held at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors, may determine.

4.11              NOTICE OF MEETING

                  Notice of the time and place of each meeting of the board shall be given in the manner provided in paragraph 13.01 to each director not less than 24 hours before the time when the meeting is to be held. A Notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified including any proposal to:

         (a) submit to the shareholders any question or matter requiring approval of the shareholders;

         (b) fill a vacancy among the directors or in the office of auditor;

         (c)      issue securities;

         (d)      declare dividends;

         (e) purchase, redeem or otherwise acquire shares of the Corporation;

         (f)      pay a commission for the sale of shares of the Corporation;

         (g)      approve a management proxy circular;

         (h)      approve any annual financial statements; or

         (i)      adopt, amend or repeal by-laws.

A director may in any manner waive notice of or otherwise consent to the meeting of the board; and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not lawfully called.



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4.12              FIRST MEETING OF NEW BOARD

                  Provided that a quorum of directors is present, the board may without notice hold a meeting immediately following an annual meeting of shareholders.

4.13              ADJOURNED MEETING

                  Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.14              REGULAR MEETING

                  The board may from time to time appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, or forthwith after such director's appointment, whichever is later, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

4.15              CHAIRMAN

                  The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president or a vice-president (in order of seniority). If no such officer is present, the directors present shall choose one of their number to be chairman.

4.16              VOTES TO GOVERN

                  At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

4.17              REMUNERATION AND EXPENSES

                  The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.18              PRESUMPTION OF ASSENT

                  A director of the Corporation who is present at a meeting of the board at which action on any matter is taken shall be deemed to have assented to the action unless he requests that his abstention or dissent be, or his abstention or dissent is, entered in the minutes of the meeting or unless he shall send his written dissent to such action to the person acting as secretary of the meeting before the adjournment thereof or shall send any dissent by certified or registered mail to the registered office of the Corporation immediately after the adjournment of the meeting, or he otherwise proves that he did not consent to the resolution or action. Such right to dissent shall not apply to a director who voted in favour of such action.

                                  SECTION FIVE
                                   COMMITTEES

5.01              DESIGNATION

                  The board may, by resolution adopted by a majority of the entire board, designate one or more committees and delegate to such committee(s) any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.





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5.02              NUMBER; QUALIFICATION; TERM

                  Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

5.03              AUTHORITY

                  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board in the management of the business and property of the Corporation except to the extent expressly restricted by law, the Articles, or these bylaws.

5.04              COMMITTEE CHANGES

                  The board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

5.05              ALTERNATE MEMBERS OF COMMITTEES

                  The board may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting as an alternate member in the place of any such absent or disqualified member.

5.06              REGULAR MEETINGS

                  Regular meetings of any committee may be held without notice at such time and place within or outside of Canada as may be designated from time to time by the committee and communicated to all members thereof.

5.07              SPECIAL MEETINGS

                  Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

5.08              QUORUM; MAJORITY VOTE

                  At meetings of any committee, a majority of the number of members designated by the board shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles, or these bylaws.

5.09              MINUTES

                  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board upon the request of the board. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

5.10              COMPENSATION

                  Committee members may, by resolution of the board, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.


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5.11              RESPONSIBILITY

                  The designation of any committee and the delegation of authority to it shall not operate to relieve the board or any director of any responsibility imposed by law upon the board or such director.

                                   SECTION SIX
                                    OFFICERS

6.01              APPOINTMENT

                  Subject to the Articles, the board may from time to time appoint a chairman of the board, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and/or chief financial officer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of, and, in accordance with this by-law and subject to the Act, delegate powers to manage the business and affairs of the Corporation to such officers.

6.02              CHAIRMAN OF THE BOARD

                  The chairman of the board, if any, or in his absence, the president, shall preside as chairman at every meeting of the directors, or if there is no chairman of the board or neither the chairman of the board nor the president is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman or, if the chairman of the board if any, and the president have advised the secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

6.03              MANAGING DIRECTOR

                  The board may from time to time appoint a managing director who shall be a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04              PRESIDENT

                  If appointed, the president shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall, subject to the Act have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office. As between the Corporation and third parties, any action taken by the president in the performance of the duties of the managing director shall be conclusive evidence that there is no managing director or that the managing director is absent or unable to act.

6.05              VICE-PRESIDENT

                  If the board elects or appoints one or more vice presidents, each vice president shall have such powers and duties as may be assigned to him by the board, the managing director, or the president, and (in order of their seniority as determined by the board or, in the absence of such determination, as determined by the length of time they have held the office of vice president) shall exercise the powers of the president during that officer's absence or inability to act.

6.06              SECRETARY

                  The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose in minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall, subject to the Act, have such other powers and duties as the board or the chief executive officer may specify.

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6.07              TREASURER; CHIEF FINANCIAL OFFICER

                  The treasurer or chief financial officer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer or chief financial officer and of the financial position of the Corporation; and he shall, subject to the Act, have such other powers and duties as the board or the chief executive officer may specify. In the event that the Corporation shall have simultaneously both a treasurer and a chief financial officer, then the chief financial officer shall have the ultimate authority regarding the duties carried out by the treasurer and the chief financial officer, and such authority shall in all cases be binding on the treasurer.

6.08              POWERS AND DUTIES OF OTHER OFFICERS

                  The powers and duties of all other officers shall, subject to the Act, be such as the terms of their engagement shall for or as the board or (except for those powers and duties are specified only by the board) the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.09              VARIATION OF POWERS AND DUTIES

                  The board and (except as aforesaid) the chief executive officer may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10              TERM OF OFFICE

                  The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

6.11              TERMS OF EMPLOYMENT AND REMUNERATION

                  The terms of employment and the remuneration of officers appointed by the board shall be settled by the board from time to time.

6.12              AGENTS AND ATTORNEYS

                  The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to subdelegate) as may be thought fit.


                                  SECTION SEVEN
                       CONFLICT OF INTEREST AND PROTECTION
                        OF DIRECTORS, OFFICERS AND OTHERS

7.01              CONFLICT OF INTEREST

                  A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director whose interest in a contract is so referred to the board shall not vote on any resolution to approve the same except as provided by the Act. However, interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes the contract or transaction.

7.02              LIMITATION OF LIABILITY

                  Subject to the Act, no director or officer, or former director or officer, of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for the joining in any receipt or act for



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conformity, or for any loss or damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the money of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealing with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interest of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Any repeal or modification of the foregoing provisions of this paragraph 7.02 shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this paragraph 7.02, a director or officer shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Act.

7.03              INDEMNITY

                  Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

The Corporation shall indemnify the directors and officers of the Corporation to the fullest extent permitted by law. The Corporation may indemnify any employee or agent of the Corporation to the fullest extent permitted by law. In addition to the circumstances in which a director or officer of the Corporation is indemnified as set forth in the foregoing provisions of this paragraph 7.03, a director or officer shall be indemnified by the Corporation to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Act.

7.04              INSURANCE

                  The Corporation may, subject to and in accordance with the Act, purchase and maintain insurance for the benefit of any director or officer, or former director or officer, of the Corporation as such against any liability incurred by him. The Corporation may provide such insurance to directors and officers regardless of whether such directors and officers are indemnified pursuant to paragraph 7.03 above.

                                  SECTION EIGHT
                                     SHARES

8.01              ALLOTMENT

                  Subject to the Articles, the board may from time to time allot, or grant options to purchase, and issue the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02              COMMISSIONS

                  The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchaser(s) for such shares.

8.03              SECURITIES REGISTER

                  The Corporation shall maintain a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

         (a) the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder,

         (b)      the number of securities held by each security holder, and

         (c) the date and particulars of the issue and transfer of each security.

8.04              TRANSFER AGENTS AND REGISTRARS

                  The board may from time to time appoint one or more trust companies as its agent or agents to maintain the central securities register or registers, and an agent or agents to maintain branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions, and one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.05              REGISTRATION OF TRANSFER

                  Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurances or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the Articles.

8.06              NON-RECOGNITION OF TRUSTS

                  Subject to the provisions of the Act, the Corporation may treat as the absolute owner of a share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

8.07              SHARE CERTIFICATES

                  Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the name of the person to whom the certificate or acknowledgment was issued, and the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate, shall, subject to the Act, be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with paragraph 2.03 and need not be under the corporate seal; provided, however, that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one other signing officer or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signatures appears thereon no longer holds office at the date of issue of the certificate.

8.08              REPLACEMENT OF SHARE CERTIFICATE

                  The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of a reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.09              JOINT SHAREHOLDERS

                  If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such person may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10              DECEASED SHAREHOLDER

                  In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.11              LEGENDS

                  Subject to the Act, the board shall have the power and authority to provide that certificates representing shares of the Corporation bear such legends as the board deems appropriate for the purpose of assuring that the Corporation complies with federal, provincial, territorial or state securities or corporation laws or other applicable law.

                                  SECTION NINE
                              DIVIDENDS AND RIGHTS

9.01              DIVIDENDS

                  Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02              DIVIDEND CHEQUES

                  A dividend payable in cash shall be paid by cheque drawn on the Corporation's banks or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03              NON-RECEIPT OF CHEQUES

                  In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement or expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or any particular case.

9.04              RECORD DATE FOR DIVIDENDS AND RIGHTS

                  The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to receive the right to subscribe for such securities, provided that if the Corporation is a distributing corporation, notice of any such record date is given, not less than seven days before such record date, in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to receive the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05              UNCLAIMED DIVIDENDS

                  Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                   SECTION TEN
                             MEETING OF SHAREHOLDERS

10.01             ANNUAL MEETINGS

                  Subject to the Act, the annual meeting of the Shareholders shall be held at such time in each year and, subject to paragraph 10.03, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of consideration of the financial statements and reports required by the Act to be placed before the annual meeting, electing directors if required, appointing auditors if required and transacting such other business as may properly be brought before the meeting.

10.02             SPECIAL MEETINGS

                  The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of the shareholders at any time.

10.03             PLACE OF MEETINGS

                  Subject to the Articles, meetings of the shareholders shall be held at that place determined by the directors.


10.04             NOTICE OF MEETINGS

                  Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 13.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of the shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and re-appointment of incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgement thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.05             RECORD DATE FOR NOTICE

                  The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, a record date for the determination of the shareholders entitled to notice of meeting, provided, however, that if the Corporation is a distributing corporation, notice of any such record date shall be given not less than seven days before such record date in the manner provided in the Act. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is sent or, if no notice is sent, shall be the day on which the meeting is held.

10.06             LIST OF SHAREHOLDERS ENTITLED TO NOTICE

                  (1) The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number and class of shares held by each shareholder,

                           (a) if a record date with respect to such meeting is fixed under Section 10.05, not later than ten days after that date; or

                           (b) if no record date with respect to such meeting is so fixed,

                                    (i)   at the close of business on the day
                                          immediately preceding the day on which
                                          notice is given, or,

                                    (ii)  where no notice is given, the day on
                                          which such meeting is held.

                  (2) A shareholder may examine any list of shareholders prepared under subsection (1) of this Section

                           (a)      during usual business hours at the
                                    registered office of the Corporation or at the place where its central securities register is maintained; and

                           (b) at the meeting of shareholders to which the list relates.

10.07             MEETINGS WITHOUT NOTICE

                  A meeting of shareholders may be held without notice at any time and place permitted by the Act:

                           (a) if all shareholders entitled to vote thereat are present in person or represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and

                           (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held;

so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of Shareholders may transact. If the meeting is held at a place outside the Yukon Territory, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.08             CHAIRMAN AND SECRETARY

                  The chairman of any meeting of shareholders shall be the president, or, in his absence, a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the chairman shall be any other director appointed by the board. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

10.09             PERSONS ENTITLED TO BE PRESENT

                  The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with consent of the meeting.

10.10             QUORUM

                  Except as otherwise provided by the Articles or by law, a quorum for the transaction of business at any meeting of shareholders shall be holders of at least one-third (1/3) of the outstanding shares of the Corporation, present in person or represented by proxy. With respect to matters to be voted upon by the holders of common stock of the Corporation, in no case shall such quorum be less than one-third (1/3) of the outstanding shares of the common voting stock of the Corporation. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business until a quorum is present.

10.11             RIGHT TO VOTE

                  Every person named in the list referred to in paragraph 10.06 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that:

                           (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and

                           (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list.

In any such excepted case, the transferee shall be entitled to vote the transferred shares at such meeting. If the Corporation is not required to prepare a list under paragraph 10.06, subject to the provisions of the Act and this by-law as to proxies and representatives, at any meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.12             PROXIES AND REPRESENTATIVES

                  Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. To the extent permitted by the Act and by applicable law, a "writing" shall be deemed to include a communication via telephone or the Internet or other electronic means that evidences the shareholder's granting of a proxy through, for example, a personal identification number or the like. Alternately, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual, who need not be a shareholder, to represent it at a meeting of shareholders and such individual may exercise on the shareholders behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. A proxy shall be valid only at the meeting in respect of which it is given or any adjournment of such meeting. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted.

10.13             TIME FOR DEPOSIT OF PROXIES

                  The board may specify in a notice calling a meeting of the shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 24 hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14             JOINT SHAREHOLDERS

                  If two or more persons hold shares jointly, any one of them present in person or represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one on the shares jointly held by them.

10.15             VOTES TO GOVERN

                  At any meeting of shareholders, every question shall, unless otherwise required by the Act, the Articles or by-laws, be determined by ordinary resolution. In the case of an equality of votes either upon show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.16             METHOD OF VOTING

                  Except as otherwise provided in the Articles or by law, each outstanding common share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except at meetings at which only holders of another specific class or series of shares of the Corporation are entitled to vote separately as a class or series. Elections of directors need not be by written ballot. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

10.17             BALLOTS

                  On any question proposed for consideration at a meeting of shareholders, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot, either before or on the declaration of the result of any vote by show of hands. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at a meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18             ADMISSION OR REJECTION OF A VOTE

                  In case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made in good faith shall be final and conclusive.

10.19             ADJOURNMENT

                  If a meeting of the shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of an adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.20             RESOLUTION IN WRITING

                  A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

10.21             ONLY ONE SHAREHOLDER

                  Where the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

10.22             SCRUTINEERS

                  The board may, in advance of any meeting of shareholders, appoint one or more scrutineers to act at such meeting or any adjournment thereof. If any of the scrutineers so appointed shall fail to appear or act, or if scrutineers shall not have been appointed, the chairman of the meeting may appoint one or more scrutineers. Each scrutineer, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of scrutineer at such meeting with strict impartiality and according to the best of his ability. The scrutineers shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the scrutineers shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as a scrutineer of an election of directors. Scrutineers need not be shareholders.

                                 SECTION ELEVEN
                            DIVISIONS AND DEPARTMENTS

11.01             CREATION AND CONSOLIDATION OF DIVISIONS

                  The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02             NAME OF DIVISION

                  Subject to law, any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign Cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation as if it has been entered into or signed in the name of the Corporation.

11.03             OFFICERS OF DIVISION

                  From time to time, the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

                                 SECTION TWELVE
                      INFORMATION AVAILABLE TO SHAREHOLDERS

12.01 Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors would be inexpedient in the interests of the Corporation to communicate to the public.

12.02 The board, may, from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what circumstances or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to inspection of shareholders, and no shareholder shall have any right to inspect any document or book or register or accounting records of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders.

                                SECTION THIRTEEN
                                     NOTICES

13.01             METHOD OF GIVING NOTICES

                  Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication including facsimile transmission. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

13.02             NOTICE TO JOINT SHAREHOLDERS

                  If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders, but notice to one of such persons shall be sufficient notice to all of them.

13.03             COMPUTATION OF TIME

                  In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded, and the date of the meeting or other event shall be included.

13.04             UNDELIVERED NOTICES

                  If notices given to a shareholder pursuant to paragraph 13.01 are returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

13.05             OMISSIONS AND ERRORS

                  The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at the meeting held pursuant to such notice or otherwise founded thereon.

13.06             PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

                  Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

13.07             WAIVER OF NOTICE

                  Any shareholder (or his duly appointed proxy holder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the by-laws or otherwise, and such waiver or abridgment shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

                                SECTION FOURTEEN
                            EFFECTIVE DATE AND REPEAL

14.01             EFFECTIVE DATE

                  This by-law shall come into force when made by the board in accordance with the Act.

14.02             REPEAL

                  All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any such by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

14.03             AMENDMENTS

                  These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the board. Any bylaw altered, amended, or repealed or new bylaw adopted by the board must be confirmed by the shareholders at the next meeting of the shareholders.

                                 SECTION FIFTEEN
                                  MISCELLANEOUS

15.01             INVALID PROVISIONS

                  If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

15.02             HEADINGS

                  The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.


MADE BY the board the 5th day of October, 1998.




/s/ ROCKNE J. TIMM
------------------------------
PRESIDENT




CONFIRMED by the shareholders in accordance with the Act the 5th day of October, 1998.





                                                 /s/ MARY SMITH
                                                 -------------------------------
                                                 SECRETARY